Exhibit 10.24

RIGEL PHARMACEUTICALS, INC. LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of July 12, 2002, by and between COMERICA BANK - CALIFORNIA (“Bank”) and RIGEL PHARMACEUTICALS, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower.  This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.          DEFINITIONS AND CONSTRUCTION.

1.1                                 Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all:  reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including:  ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Credit Extension” means each Equipment Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” has the meaning set forth in Section 2.1(a).

“Equipment Line” means a credit extension of up to Fifteen Million Dollars ($15,000,000).

“Equipment Maturity Date” means January 12, 2006.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 0.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Landlord Accounts” means amounts owing to Borrower by Slough Estates pursuant to the Slough / Rigel Build-to-Suite Lease dated May 16, 2001, provided that such accounts shall represent unconditional obligations of landlord and shall have been outstanding less than 45 days from invoice date and provided further that the total amount of all “Landlord Accounts” cannot exceed $18,300,000 in aggregate at any given time.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral or (iv) the prospect of repayment of any portion of the Obligations.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a)                                  Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)                                 Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)                                  Indebtedness secured by a lien described in clause 0 of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the equipment financed with such Indebtedness;

(d)                                 Subordinated Debt;

(e)                                  Indebtedness not otherwise permitted by Section 7.4 incurred in the ordinary course of Borrower’s business not exceeding $250,000 in the aggregate outstanding at any time; and

(f)                                    Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, and provided that such extension, refinancing, modification, amendment or restatement is permitted by any applicable subordination agreement.

“Permitted Investment” means:

(a)                                  Investments existing on the Closing Date disclosed in the Schedule;

(b)                                 Investments in other entities in connection with acquisitions, joint ventures or other strategic transactions in the ordinary course of Borrower’s business, provided that (A) no Event of Default has occurred which is continuing or would exist after giving effect to such Investment and (B) the consideration paid by Borrower in exchange for such Investments consists solely of (i) equity interests of the Borrower or its Subsidiaries, (ii) licenses, sublicenses, leases or subleases in the ordinary course of business, (iii) technical or scientific support or services, and/or (iv) the contribution of intellectual property;

(c)                                  (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;

(d)                                 Investments consisting of notes receivable or, prepaid royalties and other credit extensions to customers and suppliers who are not Affiliates, in the ordinary course of business which do not exceed $250,000 in the aggregate at any given time;

(e)                                  Investments which do not exceed $250,000 in the aggregate consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(f)                                    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(g)                                 Investments not otherwise permitted by Section 7.7 not exceeding $250,000 in the aggregate outstanding at any time.

“Permitted Liens” means the following:

(a)                                  Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c)                                  Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d)                                 Liens securing Subordinated Debt;

(e)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

(f)                                    Leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower’s business, not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, if the leases, subleases, license and sublicenses permit Bank by their terms or under applicable law to have a security interest in such leases, subleases, nonexclusive licenses, and sublicenses;

(g)                                 Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

(h)                                 Deposits or Liens in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, provided that all of the foregoing do not exceed $25,000 in the aggregate at any given time;

(i)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(j)                                     Liens of materialmen, mechanics, warehousemen, carriers, artisan’s or other similar Liens arising in the ordinary course of Borrower’s business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP;

(k)                                  Liens in favor of other financial institutions arising in connection with Borrower’s accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such accounts; and

(l)                                     Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Quick Assets” means, at any date as of which the amount thereof shall be determined, the sum of the unrestricted cash (excluding any cash specifically pledged to support any Obligation) plus cash-equivalents, plus net billed accounts receivable plus interest receivable on cash or short term investments plus 100% of Landlord Accounts, of Borrower each determined in accordance with GAAP.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate (other than an officer or director).

1.2                                 Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP.  When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2.                                       LOAN AND TERMS OF PAYMENT.

2.1                                 Credit Extensions.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder.  Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(a)                                  Equipment Advances.

(i)                                     Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through July 12, 2003, Bank agrees to make advances (each an “Equipment Advance” and, collectively, the “Equipment Advances”) to Borrower in an aggregate amount not to exceed the Equipment Line.  Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of equipment, software, tenant improvements, and soft costs (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), including taxes, shipping, warranty charges, freight discounts and installation expense.

(ii)                                  Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.2(a), and shall be payable monthly on the twelfth (12th) day of each month so long as any Equipment Advances are outstanding.  Any Equipment Advances that are outstanding on January 13, 2003 shall be payable in thirty six (36) equal monthly installments of principal, plus accrued interest, beginning on February 12, 2003, and continuing on the same day of each month thereafter through the Equipment Maturity Date.  Any Equipment Advances extended on or after January 13, 2003 that are outstanding on July 13, 2003 shall be payable in thirty (30) equal monthly installments of principal, plus accrued interest, beginning on August 12, 2003, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing under this Section 2.1(a) and any other amounts owing under this Agreement shall be immediately due and payable.  Equipment Advances, once repaid, may not be reborrowed.  Borrower may prepay any Equipment Advances or portion thereof at any time without penalty or premium.

(iii)                               When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made.  Such notice shall be substantially in the form of Exhibit B.  The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoices (including invoices for progress payments) for any Equipment to be financed.

(iv)                              Borrower shall maintain a money market account or a certificate of deposit with Bank in an amount equal to or greater than the amount by which the outstanding principal balance of the Equipment Advances exceeds $7,500,000 (the “Equipment Cash Collateral”) at all times.  Sufficient Equipment Cash Collateral shall be deposited with Bank as a condition precedent to the issuance of any Equipment Advance which shall cause the aggregate outstanding principal balance of all Equipment Advances to exceed $7,500,000.

2.2                                 Interest Rates, Payments, and Calculations.

(a)                                  Interest Rates.

(i)                                     Equipment Advances.  Except as set forth in Section 2.2(b), the portion of the outstanding Equipment Advances which are not cash secured pursuant to Sections 2.1(a)(iv), 6.9 and 4.4 shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to six percent (6.0%) above the Prime Rate.  Except as set forth in Sections 2.1(a)(iv), 6.9 and 4.4, the portion of the outstanding Equipment Advances which are cash secured pursuant to Section 4.4 shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to the Prime Rate.

(b)                                 Late Fee; Default Rate.  If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)                                  Payments.  Interest hereunder shall be due and payable on the twelfth (12th) calendar day of each month during the term hereof.  Bank shall, at its option if an Event of Default has occurred which is continuing, (i) charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or (ii) against the Equipment Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.  All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)                                 Computation.  In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.3                                 Crediting Payments.  Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies.  After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4                                 Fees.  Borrower shall pay to Bank the following:

(a)                                  Facility Fee.  On the Closing Date, a Facility Fee equal to $56,250, which shall be nonrefundable and has been received by the Bank prior to the date of this Agreement;

(b)                                 Additional Fee.  On the date on which Borrower requests its first Equipment Advance (and as a condition precedent to the making of such Equipment Advance), an Additional Fee equal to Twenty Five Thousand Dollars ($25,000) if Borrower does not have cash balances at Bank or Comerica Securities, Inc. of at least Ten Million Dollars ($10,000,000) in the aggregate at the time such Equipment Advance is requested;

(c)                                  Bank Expenses.  On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they become due.

2.5                                 Additional Costs.  In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

(a)                                  subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

(b)                                 imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

(c)                                  imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof.  Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.6                                 Term.  This Agreement shall become effective on the Closing Date and, subject to Section 0, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement.  Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.  Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.                                       CONDITIONS OF LOANS.

3.1                                 Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Agreement;

(b)                                 a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)                                  a financing statement (Form UCC-1);

(d)                                 agreement to provide insurance;

(e)                                  a warrant to purchase stock;

(f)                                    payment of the fees and Bank Expenses then due specified in Section 0 hereof; and

(g)                                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2                                 Conditions Precedent to all Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)                                  timely receipt by Bank of the Payment/Advance Form as provided in Section 0; and

(b)                                 the representations and warranties contained in Section 0 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).  The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 0.

4.                                       CREATION OF SECURITY INTEREST.

4.1                                 Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except as set forth in the Schedule and Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.  Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property, except in the ordinary course of Borrower’s business.

4.2                                 Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.3                                 Right to Inspect.  Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4                                 Cash Collateral.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising money market accounts or certificates of deposit opened by Borrower or on Borrower’s behalf at Bank pursuant to Section 2.1(a)(iv) or Section 6.9 hereof, including without limitation the Liquidity Cash Collateral and the Equipment Cash Collateral (collectively, the “Cash Collateral”) in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Such security interest constitutes a valid, first priority security interest in the Cash Collateral, and will constitute a valid, first priority security interest in Cash Collateral acquired after the date hereof.  Borrower hereby authorizes Bank to place a “hold” or similar restriction on the Cash Collateral which is required pursuant to Section 2.1(a)(iv) or Section 6.9 of this Agreement to be held at Bank to ensure that Borrower maintains such Cash Collateral at Bank pursuant to the terms and conditions of this Agreement.  Prior to the maturity of any Cash Collateral held by Bank pursuant hereto, Borrower and Bank shall agree upon a security or instrument similar in form, quality and substance to the original Cash Collateral in which the proceeds of the Cash Collateral can be reinvested on maturity.  Upon maturity of the Cash Collateral in accordance with its terms, or in the event the Cash Collateral otherwise becomes payable during the term of this Agreement, such maturing Cash Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence.  If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by Bank in which Bank has a first priority security interest until such time as an agreement as to the security replacing the original Cash Collateral can be reached.  Bank may retain its Lien on any such successor collateral and the proceeds therefrom as Cash Collateral in accordance with the terms of this Agreement for so long as any Obligations are owing from Borrower to Bank unless otherwise provided in Sections 2.1(a)(iv) and 6.9.  Notwithstanding termination of this Agreement, Bank’s Lien on the Cash Collateral shall remain in effect for so long as any Obligations are outstanding.  Borrower shall execute and deliver to Bank such pledge agreements as are reasonably requested by Bank to perfect or continue the perfected status of Bank’s Lien on the Cash Collateral contained in this Section 4.4.

5.                                       REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1                                 Due Organization and Qualification.  Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2                                 Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.  Borrower is not in default under any material agreement to which it is a party or by which it is bound.

5.3                                 No Prior Encumbrances.  Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4                                 Bona Fide Accounts.  The Accounts are bona fide existing obligations.  The property and services giving rise to Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor.

5.5                                 Merchantable Inventory.  All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6                                 Intellectual Property.  Borrower is the sole owner of its federally registered patents, trademarks, and copyrights, except for licenses granted by Borrower to its customers, collaborators, joint venturers and strategic partners in the ordinary course of business.  To Borrower’s knowledge, each of Borrower’s issued patents is valid and enforceable, and no part of its intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of its intellectual property violates the rights of any third party, except, in each case, as disclosed in the Borrower’s filings with the Securities and Exchange Commission.

5.7                                 Name; Location of Chief Executive Office.  Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof.  The chief executive office of Borrower is located at the address indicated in Section 0 hereof.  Except as disclosed in the Schedule, all Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 hereof.

5.8                                 Litigation.  Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

5.9                                 No Material Adverse Change in Financial Statements.  All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.  There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.10                           Solvency, Payment of Debts.  Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11                           Regulatory Compliance.  Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could reasonably be expected to result in Borrower’s incurring any material liability.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has complied with all material provisions of the Federal Fair Labor Standards Act.  Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

5.12                           Environmental Condition.  Except as disclosed in the Schedule, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.13                           Taxes.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein, except those taxes being contested in good faith with adequate reserves under GAAP.

5.14                           Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and except as disclosed on the Schedule.

5.15                           Government Consents.  Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, the failure to obtain which could reasonably be expected to have a Material Adverse Effect.

5.16                           Accounts.  Except as set forth on the Schedule, none of Borrower’s nor any Subsidiary’s cash or cash equivalents or investment property is maintained or invested with a Person other than Bank.

5.17                           Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.                                       AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1                                 Good Standing.  Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2                                 Government Compliance.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA to the extent that not meeting them could reasonably be expected to have a Material Adverse Effect.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3                                 Financial Statements, Reports, Certificates.  Borrower shall deliver the following to Bank:  (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

6.4                                 Inventory; Returns.  Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for ordinary wear and tear and Inventory for which adequate reserves have been made.  If applicable, returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.  Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000).

6.5                                 Taxes.  Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, within a reasonable period of time after demand by Bank, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request within a reasonable period of time, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.6                                 Insurance.

(a)                                  Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof.  Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)                                 All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank.  All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason.  Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.  All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

6.7                                 Accounts.  Borrower shall maintain and shall cause each of its Subsidiaries to maintain its primary operating accounts with Bank, provided that Borrower shall have up to 30 days after the Closing Date to move such accounts to Bank.

6.8                                 Quick Ratio.  Borrower shall maintain, measured as of the last day of each calendar month, a ratio of (i) Quick Assets to (ii) total current liabilities, less non-cancelable deferred revenue, plus all long term bank and lease debt minus any cash held at Bank which is specifically pledged to support any Obligation of at least 1.50 to 1.00.

6.9                                 Liquidity; Cash Burn.  Borrower shall maintain, measured as of the last day of each calendar month, a balance of unrestricted cash and cash equivalents plus net billed accounts receivable (collectively, “Liquidity”) in an amount of at least eight (8) times Borrower’s Average Cash Burn.  As used herein, “Average Cash Burn” means the change in Borrower’s cash during the three months immediately preceding the date of measurement, net of any changes in debt, equity, minority interests, and capital expenditures financed by Bank under the Equipment Line, divided by three (3).

If at any time Borrower’s Liquidity is less than eight (8) times its Cash Burn, Borrower shall at its sole option either (i) immediately repay all Obligations in full and Bank shall have no further obligation to make Credit Extensions to Borrower or (ii) immediately open and thereafter maintain a money market account or a certificate of deposit account with Bank in an amount equal to or greater than 100% of the aggregate balance of all outstanding Obligations (the “Liquidity Cash Collateral”) pursuant to Section 4.4 so long and only for such period as Borrower’s Liquidity is less than eight (8) times its Cash Burn (provided that during such time period, Bank shall have no further obligation to make Credit Extensions to Borrower).

6.10                           Intellectual Property.  Borrower shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its trademarks, patents and copyrights, (ii) detect infringements of its trademarks, patents and copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any of its material trademarks, Patents or copyrights to be abandoned, forfeited or dedicated to the public except where Borrower may determine such abandonment, forfeiture or dedication to the public to be commercially reasonable.

6.11                           Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.                                       NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

7.1                                 Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property other than:  (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank; (iv) Transfers of intellectual property in the ordinary course of Borrower’s business; or (v) Transfers permitted in clause (b) of the definition of Permitted Investments.

7.2                                 Change in Business; Change in Control or Executive Office.  Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or conduct business in a manner materially different than the manner conducted by Borrower as of the Closing Date which manner could reasonably be expected to have an adverse effect on Borrower; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank within thirty (30) days, relocate its chief executive office or state of incorporation; or without prior written notice to Bank, change the date on which its fiscal year ends.

7.3                                 Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  Notwithstanding the foregoing, this Section 7.3 shall not apply to transactions in which the sole consideration is Borrower’s stock, Borrower is the surviving entity, and, after giving effect to such transaction, there is no Change in Control, provided that at the time of any such transaction an Event of Default has not occurred which is continuing and no Event of Default would exist after giving effect to any such transaction.

7.4                                 Indebtedness.  Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5                                 Encumbrances.  Create, incur, assume or suffer to exist any Lien with respect to any of its property, including its intellectual property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

7.6                                 Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees or directors pursuant to stock repurchase plans or agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

7.7                                 Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its cash, cash equivalents, or investment property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance reasonably satisfactory to Bank (provided that such account control agreement requirement shall not be applicable until 30 days after the Closing Date); or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8                                 Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9                                 Subordinated Debt.  Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10                           Inventory and Equipment.  Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement.

7.11                           Compliance.  Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

8.                                       EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1                                 Payment Default.  If Borrower fails to pay, when due, any of the Obligations and such failure continues for 3 days or more after the due date, provided that within such 3 day cure period, the failure to pay shall not be deemed an Event of Default, but no Credit Extensions will be made;

8.2                                 Covenant Default.  If Borrower fails to perform any obligation under Article 0 or violates any of the covenants contained in Article 0 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

8.3                                 Material Adverse Effect.  If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4                                 Attachment.  If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) Business Days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5                                 Insolvency.  If an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6                                 Other Agreements.  If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000); or which could reasonably be expected to have a Material Adverse Effect;

8.7                                 Subordinated Debt.  If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.8                                 Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.9                                 Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.                                       BANK’S RIGHTS AND REMEDIES.

9.1                                 Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)                                  Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 0, all Obligations shall become immediately due and payable without any action by Bank);

(b)                                 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)                                  Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)                                 Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may reasonably designate.  Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all reasonable expenses incurred in connection therewith.  With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license upon the occurrence and during the continuance of an Event of Default to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)                                  Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f)                                    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 0, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 0, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)                                 Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)                                 Bank may credit bid and purchase at any public sale; and

(i)                                     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2                                 Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 to perfect and continue the perfection of Bank’s security interests in the Collateral regardless of whether an Event of Default has occurred.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3                                 Accounts Collection.  Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account.  Upon the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and, upon Bank’s request, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4                                 Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower:  (a) make payment of the same or any part thereof; (b) set up such reserves under a facility in Section 2.1 as Bank reasonably deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 0 of this Agreement, and take any action with respect to such policies as Bank reasonably deems prudent.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5                                 Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.  Notwithstanding the foregoing, Bank shall be responsible for its own gross negligence or willful conduct.

9.6                                 Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7                                 Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.                                 NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	RIGEL PHARMACEUTICALS, INC.
240 East Grand Avenue
South San Francisco, CA 94080
Attn: Chief Financial Officer
FAX: (650) 624-1101

If to Bank:	COMERICA BANK - CALIFORNIA
333 W. Santa Clara St.
San Jose, CA 95113
Attn: Corporate Banking Center

with a copy to:	COMERICA BANK - CALIFORNIA
Five Palo Alto Square - 8th Floor
3000 El Camino Real
Palo Alto, CA 94306
Attn: Jonathan H. Norris
FAX: (650) 213-1710

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.                                 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.                                 GENERAL PROVISIONS.

12.1                           Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2                           Indemnification.  Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3                           Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4                           Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5                           Amendments in Writing, Integration.  Neither this Agreement nor the Loan Documents can be amended or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6                           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7                           Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.  The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 0 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8                           Confidentiality.  In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, provided that they are subject to the same confidentiality restrictions as Bank, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may reasonably determine in connection with the enforcement of any remedies hereunder.  Confidential information hereunder shall not include information that either:  (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank because it was disclosed to Bank by a third party provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ James H. Welch

Title:	Chief Financial Officer

COMERICA BANK - CALIFORNIA

By:	/s/ John Norris

Title:	VP, Technology & Life Sciences Group

DEBTOR	RIGEL PHARMACEUTICALS, INC.

SECURED PARTY:	COMERICA BANK - CALIFORNIA

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)                                  all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b)                                 any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks, trade styles, trade names, logos, business names, applications for any of the foregoing, data, know-how, confidential or proprietary information, derivative works, inventions, blueprints, mask works, designs, design rights, trade secrets, software, rights in software, goodwill, proprietary information on computer discs, computer tapes, literature, and catalogs, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include (i) all equipment financed by Bank and (ii) all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Notwithstanding the foregoing, the term “Collateral” shall not include any Equipment not financed by Bank, proceeds of such Equipment, or rights of Borrower as a licensee to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law); provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment (other than proceeds of such excluded Equipment), all of which shall at all times constitute “Collateral”; and provided further that any Equipment financed by Bank will at all times constitute “Collateral”.

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., PACIFIC TIME

TO: TECHNOLOGY AND LIFE SCIENCES DIVISION		DATE:

FAX #: 650-846-6840		TIME:

FROM:		RIGEL PHARMACEUTICALS, INC.
CLIENT NAME (BORROWER)
REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUEST DOLLAR AMOUNT
$
PRINCIPAL INCREASE (ADVANCE)	$
PRINCIPAL PAYMENT (ONLY)	$
INTEREST PAYMENT (ONLY)	$
PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester		Phone #

Received By (Bank)		Phone #

Authorized Signature (Bank)

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK - CALIFORNIA

FROM:	RIGEL PHARMACEUTICALS, INC.

The undersigned authorized officer of RIGEL PHARMACEUTICALS, INC. hereby certifies on behalf and in the name of the Borrower that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
Total amount of Borrower’s cash and investments	Amount: $	Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	Yes	No

Financial Covenant	Required	Actual	Complies

On a monthly basis:
Adjusted Quick Ratio	1.50:1.00	:1.00	Yes	No
Minimum RML	8.00:1.00	:1.00	Yes	No
If RML falls below 8.00 to 1.00	100% Cash Security	$	Yes	No

Comments Regarding Exceptions:  See Attached.

No
Received by:
Sincerely,	AUTHORIZED SIGNER

RIGEL PHARMACEUTICALS, INC.	Date:

By:	Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes

DATE

CORPORATE RESOLUTIONS TO BORROW

Borrower:	RIGEL PHARMACEUTICALS, INC.

I, the undersigned Secretary or Assistant Secretary of RIGEL PHARMACEUTICALS, INC. (the “Corporation”), HEREBY CERTIFY, on behalf of the Corporation, that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money.  To borrow from time to time from COMERICA BANK - CALIFORNIA (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents.  To execute and deliver to Bank that certain Loan and Security Agreement dated as of July 12, 2002 (the “Loan Agreement”) and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security.  To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items.  To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Warrants.  To issue Bank warrants to purchase the Corporation’s capital stock.

Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank

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may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank.  Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on July 12, 2002 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X	/s/ James H. Welch
Secretary

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COMERICA BANK - CALIFORNIA
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Equipment Line)

Name(s): RIGEL PHARMACEUTICALS, INC. Date: July 12, 2002

$	credited to deposit account No. when Advances are requested by Borrower

Amounts paid to others on your behalf:
$56,250	to COMERICA BANK - CALIFORNIA for Loan Fee
$	to Bank counsel fees and expenses
$	to
$	to
$15,000,000	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for COMERICA BANK - CALIFORNIA to disburse the loan proceeds as stated above.

Signature	Signature

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK - CALIFORNIA	Date: July 12, 2002
attn: Collateral Operations, M/C 4604
9920 South La Cienega Blvd, 14th Floor
	Inglewood, CA 90301	Borrower: RIGEL PHARMACEUTICALS, INC.

In consideration of a loan in the amount of $15,000,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add COMERICA BANK - CALIFORNIA as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.                                       Fire and extended coverage in an amount in accordance with the terms of the Loan and Security Agreement by and between Borrower and Comerica Bank-California.

2.                                       Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of COMERICA BANK - CALIFORNIA, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent                                                                                                                                                                                                                     Telephone No.:

Agent’s Address:

Signature of Obligor:

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From:	To:

Verified by:

DEBTOR:	RIGEL PHARMACEUTICALS, INC.

SECURED PARTY:	COMERICA BANK - CALIFORNIA

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO UCC-1 FINANCING STATEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)                                  all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b)                                 any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks, trade styles, trade names, logos, business names, applications for any of the foregoing, data, know-how, confidential or proprietary information, derivative works, inventions, blueprints, mask works, designs, design rights, trade secrets, software, rights in software, goodwill, proprietary information on computer discs, computer tapes, literature, and catalogs, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include (i) all equipment financed by Bank and (ii) all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Notwithstanding the foregoing, the term “Collateral” shall not include any Equipment not financed by Bank, proceeds of such Equipment, or rights of Borrower as a licensee to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law); provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment (other than proceeds of such excluded Equipment), all of which shall at all times constitute “Collateral”; and provided further that any Equipment financed by Bank will at all times constitute “Collateral”.

SECURITIES ACCOUNT CONTROL AGREEMENT

July 12, 2002

Attn:  Jack Singer

Re:                               Comerica Bank   –   California /Security Interest in Securities Account of RIGEL PHARMACEUTICALS, INC.

Dear Sir or Madam:

This agreement (“Control Agreement”) is entered by and among COMERICA BANK - CALIFORNIA (“Bank”), RIGEL PHARMACEUTICALS, INC. (“Pledgor”) and Comerica Securities, Inc. (“Securities Intermediary”).

1.                                       This Control Agreement concerns any account (collectively, the “Securities Account”) established by Pledgor with Securities Intermediary, whether now existing or hereafter arising.  Pursuant to that certain Loan and Security Agreement dated as of the date hereof (as amended from time to time, the “Security Agreement”), Bank has a security interest in all of Pledgor’s present and future right, title and interest in, to and under the Securities Account maintained with Securities Intermediary in connection with the securities, securities entitlements or other investment property, instruments and financial assets contained in the Securities Account, and all investment property, instruments and financial assets at any time held or maintained in the Securities Account, together with all investment property, instruments and financial assets substituted therefore or for any part thereof, all interest, dividends, increases, profits, new financial assets or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (whether cash or non-cash proceeds)(collectively, the “Securities Entitlement”).  Bank, Pledgor and Securities Intermediary are entering into this Control Agreement to perfect Bank’s security interest in the Securities Account.

2.                                       The Securities Entitlement is to be held in the Securities Account and is and will remain subject to a first priority security interest in favor of Bank.  The Securities Account is not a margin account or subject to check writing privileges. All rights of Securities Intermediary in the Securities Account except for Permitted Liens as defined below shall be subordinated and postponed in favor of Bank’s rights and interests therein under and pursuant to the Security Agreement.

3.                                       Until Securities Intermediary is notified to the contrary by Bank in any entitlement order or other notice (“Notice”), Securities Intermediary is authorized to act upon the instruction of Pledgor, or its authorized representatives, and comply with Pledgor’s (or its authorized representatives) instructions for the following purposes:

☒                     make trades of any and all of the financial assets held in the Securities Account &/or

☒                     receiving any distributions relating to the Securities Entitlement &/or

☒                     making any withdrawals of any and all of the financial assets held in the Securities Account or the

1

proceeds thereof.

Upon and following receipt of Notice until revocation or withdrawl of such Notice in writing by Bank, (i) Securities Intermediary shall immediately cease complying with instructions concerning the Securities Account and the Securities Entitlement originated by the Pledgor, or its representatives, and thereafter shall comply with the instructions of Bank without further consent by Pledgor; (ii) Securities Intermediary shall not be authorized to release any of the Securities Entitlement or any proceeds thereof or make any distribution from the Securities Account to any party other than Bank, until otherwise instructed by Bank in writing; (iii) Securities Intermediary is instructed to hold the Securities Account and Securities Entitlement for the benefit of Bank; and (iv) Bank shall be the only person authorized to make any withdrawals of and/or to authorize or receive any distribution of or relating to the Securities Entitlement.

4.                                       By its execution hereof, Securities Intermediary acknowledges and agrees to the terms set forth herein, and that this Control Agreement constitutes written notice to Securities Intermediary and acknowledgment by Securities Intermediary of Bank’s security interest in the Securities Account.  Said security interest shall be noted by the Securities Intermediary on its books and records.

5.                                       Securities Intermediary has established the Securities Account in Pledgor’s name.  A true and complete copy of the account agreement entered into between Pledgor and Securities Intermediary with respect to the Securities Account (the “Account Agreement”)is attached as Exhibit A.  Exhibit A contains a complete and accurate statement of the investment property, financial assets and credit balances credited to the Securities Account as of the date(s) set forth in the statement.  Except for the claims and interest of Bank and Pledgor in the Securities Account and liens to secure fees owed to Securities Intermediary by Pledgor with respect to the operation of the Securities Account (“Permitted Liens”), Securities Intermediary does not know of any claim to or interest in the Securities Account.

6.                                       Securities Intermediary shall send copies of all statements and confirmations regarding the Securities Account simultaneously to Pledgor and to Bank.  Securities Intermediary shall promptly notify Bank and Pledgor if a person asserts a lien, encumbrance or adverse claim against the Securities Account without Bank’s prior written consent, which will not be unreasonably withheld.

7.                                       Securities Intermediary shall not agree with any third party that Securities Intermediary will comply with entitlement orders from the third party.  Securities Intermediary shall not amend the Account Agreement, including its choice of law clause and the provision providing for treatment of property held in the securities account as a financial asset, without Bank’s written consent.  Securities Intermediary shall not permit Pledgor to terminate the Securities Account.

8.                                       The rights and powers granted herein to Bank have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of the Pledgor nor by the lapse of time.  Securities Intermediary’s obligations under this Control Agreement shall continue in effect until the security interest of Bank in the Securities Account has been terminated pursuant to the terms of the Security Agreement and Bank has notified you of such termination in writing.  Upon receipt of such notice Securities Intermediary’s obligations under this Control Agreement with respect to the operation and maintenance of the Securities Account after the receipt of such notice shall terminate, Bank shall have no further right to originate entitlement orders concerning the Securities Account and Securities Intermediary may take such steps as the Pledgor may request to vest full ownership and control of the Securities Account in the Pledgor, including, but not limited to, removing the name of Bank from the Securities Account or transferring all of the financial assets and credit balances in the Securities Account to another securities account in the name of the Pledgor or its designee.

9.                                       This Control Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and shall be governed by, and in accordance with, the laws of the State of California without regard to conflict of laws principles.

10.                                 This Control Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

2

11.                                 Pledgor acknowledges that this Control Agreement supplements Pledgor’s existing agreements with Securities Intermediary.  This Control Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein.  If this Control Agreement conflicts with any other agreement between Securities Intermediary and Pledgor, the terms of this Control Agreement shall prevail.

12.                                 This Control Agreement is an integrated agreement and supplements all negotiations and agreement with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by all parties.

13.                                 Unless otherwise provided in this Control Agreement, all notices or demands relating to this Control Agreement shall be in writing and (except for account statements and other informational documents which may be sent by first–class mail, postage prepaid) shall be personally delivered, sent by certified mail or by facsimile to Bank, Pledgor or Securities Intermediary, as the case may be, at the address set forth below:

If to Bank:	Comerica Bank-California
9920 S. La Cienega Blvd., Suite #628
Inglewood, CA 90301-4423
Telephone: (310) 417-5600
Facsimile: (310) 417-5414
Attention: Manager

With a copy to :	Comerica Bank-California
Five Palo Alto Square - 8th Floor
3000 El Camino Real
Palo Alto, CA 94306
Attn: Jonathan H. Norris
FAX: (650) 213-1710

If to Pledgor:	RIGEL PHARMACEUTICALS, INC.
240 East Grand Avenue
South San Francisco, CA 94080
Attn: Chief Financial Officer
FAX: (650) 624-1101

If to Securities Intermediary:	Comerica Securities, Inc.
201 N. Figueroa St., 1st. Floor
Los Angeles, CA 90012
Telephone: (213)484-3758
Facsimile: (213)484-3795
Attn: Jack Singer

14.                                 WAIVER OF JURY TRIAL.  THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

3

Please sign where indicated below to reflect your acknowledgment of and agreement to the foregoing terms and conditions.

Very truly yours,

COMERICA BANK - CALIFORNIA

By:	/s/ John Norris

Title:	VP, Technology & Life Sciences Group

RIGEL PHARMACEUTICALS, INC.
Pledgor

By:	/s/ James H. Welch

Title:	Chief Financial Officer

COMERICA SECURITIES, INC.
Securities Intermediary

By:

Title:

4

Exhibit A

Account Agreement

5

SECURITIES ACCOUNT
CONTROL AGREEMENT

July 12, 2002

Attn: Secretary

Re:                               Comerica Bank-California /Security Interest in Securities Account of RIGEL PHARMACEUTICALS, INC.

Dear Sir or Madam:

This agreement (“Control Agreement”) is entered by and among Comerica Bank-California (“Bank”), a California banking corporation, RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Pledgor”) and Monarch Funds, a Delaware business trust (the “Trust”), by Forum Shareholder Services, LLC, a Delaware limited liability company, as agent therefor.

1.                                       This Control Agreement concerns any account (collectively, the “Securities Account”) established by Pledgor with Trust, whether now existing or hereafter arising.  Pursuant to that certain Loan and Security Agreement dated as of the date hereof (as amended from time to time, the “Security Agreement”), Bank has a security interest in all of Pledgor’s present and future right, title and interest in, to and under the Securities Account maintained with Trust in connection with the securities, securities entitlements or other investment property, instruments and financial assets contained in the Securities Account, and all investment property, instruments and financial assets at any time held or maintained in the Securities Account, together with all investment property, instruments and financial assets substituted therefore or for any part thereof, all interest, dividends, increases, profits, new financial assets or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (whether cash or non-cash proceeds)(collectively, the “Securities Entitlement”).  Bank, Pledgor and Trust are entering into this Control Agreement to perfect Bank’s security interest in the Securities Account.

2.                                       The Securities Entitlement is to be held in the Securities Account and is and will remain subject to a first priority security interest in favor of Bank.  The Securities Account is not a margin account or subject to check writing privileges. All rights of Trust in the Securities Account except for Permitted Liens as defined below shall be subordinated and postponed in favor of Bank’s rights and interests therein under and pursuant to the Security Agreement.

3.                                       Until Trust is notified to the contrary by Bank in any entitlement order or other notice (“Notice”), Trust is authorized to act upon the instruction of Pledgor, or its authorized representatives, and comply with Pledgor’s (or its authorized representatives) instructions for the following purposes:

☒                     make trades of any and all of the financial assets held in the Securities Account &/or

☒                     receiving any distributions relating to the Securities Entitlement &/or

☒                     making any withdrawals of any and all of the financial assets held in the Securities Account or the proceeds thereof.

Upon and following receipt of Notice, until revocation or withdrawl of such Notice in writing by Bank, (i) Trust shall immediately cease complying with instructions concerning the Securities Account and the Securities Entitlement originated by the Pledgor, or its representatives, and thereafter shall comply with the instructions of Bank without further consent by Pledgor; (ii) Trust shall not be authorized to release any of the Securities Entitlement or any proceeds thereof or make any distribution from the Securities Account to any party other than Bank, until otherwise instructed by Bank in writing; (iii) Trust is instructed to hold the Securities Account and Securities Entitlement for the benefit of Bank; and (iv) Bank shall be the only person authorized to make any withdrawals of and/or to authorize or receive any distribution of or relating to the Securities Entitlement.

4.                                       By its execution hereof, Trust acknowledges and agrees to the terms set forth herein, and that this Control Agreement constitutes written notice to Trust and acknowledgment by Trust of Bank’s security interest in the Securities Account.  Said security interest shall be noted by the Trust on its books and records.

5.                                       Trust has established the Securities Account in Pledgor’s name.  A true and complete copy of the account agreement entered into between Pledgor and Trust with respect to the Securities Account (the “Account Agreement”) is attached as Exhibit A.  Exhibit A is a complete and accurate statement of the investment property, financial assets and credit balances credited to the Securities Account as of the date(s) set forth in the statement.  Except for the claims and interest of Bank and Pledgor in the Securities Account and liens to secure fees owed to Trust by Pledgor with respect to the operation of the Securities Account (“Permitted Liens”), Trust does not know of any claim to or interest in the Securities Account.

6.                                       Trust shall send copies of all statements and confirmations regarding the Securities Account simultaneously to Pledgor and to Bank.  Trust shall promptly notify Bank and Pledgor if a person asserts a lien, encumbrance or adverse claim against the Securities Account.

7.                                       Trust shall not agree with any third party that Trust will comply with entitlement orders from the third party.  Trust shall not amend the Account Agreement, including its choice of law clause and the provision providing for treatment of property held in the Securities Account as a financial asset, without Bank’s written consent.  Trust shall not permit Pledgor to terminate the Securities Account without Bank’s written consent, which shall not be unreasonably withheld.

8.                                       The rights and powers granted herein to Bank have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of the Pledgor nor by the lapse of time.  Trust’s obligations under this Control Agreement shall continue in effect until the security interest of Bank in the Securities Account has been terminated pursuant to the terms of the Security Agreement and Bank has notified you of such termination in writing.  Upon receipt of such notice Trust’s obligations under this Control Agreement with respect to the operation and maintenance of the Securities Account after the receipt of such notice shall terminate, Bank shall have no further right to originate entitlement orders concerning the Securities Account and Trust may take such steps as the Pledgor may request to vest full ownership and control of the Securities Account in the Pledgor, including, but not limited to, removing the name of Bank from the Securities Account or transferring all of the financial assets and credit balances in the Securities Account to another securities account in the name of the Pledgor or its designee.

9.                                       This Control Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and shall be governed by, and in accordance with, the laws of the State of California without regard to conflict of laws principles.

10.                                 Each of the Pledgor and the Bank hereby agrees to indemnify the Trust for, defend the Trust against and hold the Trust harmless from all claims, demands, suits, expenses (including reasonable attorneys’ fees), losses and damages resulting from or arising out of this Control Agreement and not due to the Trust’s gross negligence or willful misconduct, including as a result of the Trust’s actions in honoring instructions from any properly authorized person believed to be authorized prior to receipt of notification to the contrary or refusing to honor instructions from persons not demonstrated to the Trust’s reasonable satisfaction to be so authorized.  The Pledgor and the Bank agree that, in the event of any dispute between them or either of them and a third person in connection with which the Trust becomes subject to conflicting claims with respect the Securities Account, the Trust

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may in its sole and absolute discretion initiate an interpleader action, in which the Pledgor and the Bank consent to being joined, to determine the relative rights of the claimants with respect to the Securities Account.

11.                                 This Control Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

12.                                 Pledgor acknowledges that this Control Agreement supplements Pledgor’s existing agreements with Trust.  This Control Agreement does not create any obligation or duty of Trust other than those expressly set forth herein.  If this Control Agreement conflicts with any other agreement between Trust and Pledgor, the terms of this Control Agreement shall prevail.

13.                                 This Control Agreement is an integrated agreement and supplements all negotiations and agreement with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by all parties.

14.                                 Unless otherwise provided in this Control Agreement, all notices or demands relating to this Control Agreement shall be in writing and (except for account statements and other informational documents which may be sent by first–class mail, postage prepaid) shall be personally delivered, sent by certified mail or by facsimile to Bank, Pledgor or Trust, as the case may be, at the address set forth below:

If to Bank:	Comerica Bank-California
9920 S. La Cienega Blvd., Suite #628
Inglewood, CA 90301-4423
Telephone: (310) 417-5600
Facsimile: (310) 417-5414
Attention: Manager

With a copy to :	Comerica Bank-California
Five Palo Alto Square - 8th Floor
3000 El Camino Real
Palo Alto, CA 94306
Attn: Jonathan H. Norris
FAX: (650) 213-1710

If to Pledgor:	RIGEL PHARMACEUTICALS, INC.
240 East Grand Avenue
South San Francisco, CA 94080
Attn: Chief Financial Officer
FAX: (650) 624-1101

If to Trust:	Monarch Funds
P.O. Box 446
Portland, Maine 04101
Telephone: (207) 822-6680
Attn.: Secretary

15.                                 WAIVER OF JURY TRIAL.  THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

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Please sign where indicated below to reflect your acknowledgment of and agreement to the foregoing terms and conditions.

Very truly yours,

COMERICA BANK-CALIFORNIA,
a California banking corporation

By:	/s/ Kathy Conte

Title:	Senior Vice President

RIGEL PHARMACEUTICALS, INC.
Pledgor

By:	/s/ James H. Welch

Title:	Chief Financial Officer

By:

Title:

MONARCH FUNDS,
a Delaware business trust

By:	Forum Shareholders Services, LLC,
a Delaware limited liability company, as agent

By:

Title: Director

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Exhibit A

Account Agreement

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